Exhibit (10)

1900 K Street, N.W. Washington, DC 20006 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

March 3, 2023

The Lazard Funds, Inc.

 30 Rockefeller Plaza

 New York, New York 10112

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel for The Lazard Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Company”), in connection with the preparation and filing of a registration statement on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof, relating to the registration of Institutional Shares and Open Shares of Lazard Emerging Markets Core Equity Portfolio (collectively, the “Shares”), a series of the Company (the “Acquiring Portfolio”), to be issued pursuant to a Plan of Reorganization (the “Plan”), by and between the Company, on behalf of the Acquiring Portfolio, and the Company, on behalf of its series, Lazard Emerging Markets Strategic Equity Portfolio (the “Acquired Portfolio”), relating to the transfer of all of the assets and liabilities of the Acquired Portfolio into the Acquiring Portfolio in exchange solely for Institutional Shares and Open Shares of the Acquiring Portfolio.

In rendering this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i) the Registration Statement;

(ii) the Plan of Reorganization (the “Plan”);

(iii) the Articles of Incorporation and related Articles of Amendment and Articles Supplementary of the Company;

(iv) the Amended and Restated Bylaws of the Company;

(v) resolutions of the Board of Trustees of the Company (the “Trustees”) relating to, among other things, the authorization and issuance of the Acquiring Portfolio’s shares and the approval of the Plan;

(vi) a certificate executed by an officer of the Company, dated as of the date hereof; and

(vii) a certificate of the State Department of Assessments and Taxation of Maryland as to the good standing of the Company, dated as of a recent date.

Based upon the foregoing, we are of the opinion that the Acquiring Portfolio’s Shares registered under the 1933 Act, when issued in accordance with the terms of the Registration Statement, when it is made effective, and the Agreement, will have been validly authorized and legally and validly issued and, subject to the qualifications set forth in the Articles of Incorporation, will be fully paid and non-assessable by the Acquiring Portfolio.

The opinions expressed herein are limited to the laws of the State of Maryland. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof.

1900 K Street, N.W. Washington, DC 20006 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

In rendering this opinion we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Company on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted that would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Acquiring Fund’s Registration Statement to be dated on or about March 3, 2023, and in any revised or amended versions thereof, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP